Exhibit 11(b)

                       [JOHNSON LAMBERT & CO. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of The Torray Fund

We consent to the following with respect to Post-Effective Amendment No. 33 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on form N-1A of The Torray Fund:

o The reference to our Firm as auditors under the heading "Financial Highlights" in the Prospectus as it relates to The Torray Fund for periods prior to 1997.

                                                /s/ Johnson Lambert & Co.
                                                --------------------------
                                                JOHNSON LAMBERT & CO.

Bethesda, Maryland
April 22, 1998